UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Community Bancorp /VT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

COMMUNITY BANCORP.

4811 U.S. Route 5

Newport, Vermont 05855

April 9, 2025

Dear Fellow Shareholders:

Please join us for the Annual Meeting of the Shareholders of Community Bancorp., which will be held at The East Side Restaurant in Newport, Vermont on Tuesday, May 20, 2025. Light hors d’oeuvres will be served starting at 2:00 p.m., followed by the Annual Meeting starting at 3:00 p.m.

Accompanying this letter for your review are our proxy materials for the meeting and our Annual Report for 2024.

At the meeting, you will be asked to vote on the following items:

• Election of five directors to a three-year term expiring in 2028;

• Advisory vote to approve executive compensation;

• Advisory vote on frequency of future advisory votes on executive compensation; and

• Ratification of BerryDunn as the Company’s external auditors for 2025.

Your participation in the voting is important. Please be sure to vote your proxy promptly so that your shares will be represented and can be voted at the meeting whether or not you are present in person. You may vote your shares via the internet, by telephone (toll free), or by requesting a proxy card and returning it by mail. You may withdraw your proxy and vote in person at the meeting if you choose to do so.

If you hold your shares through a broker, please note that under current brokerage industry rules you must furnish voting instructions to your broker in order for your shares to be voted in the election of directors (Proposal 1), and on the advisory votes on executive compensation (Proposal 2) and on the frequency of future advisory votes on executive compensation (Proposal 3).

Thank you for your continued support of Community Bancorp. I look forward to seeing you at the Annual Meeting.

Sincerely,

Christopher Caldwell

President & CEO

COMMUNITY BANCORP.

4811 U.S. Route 5

Newport, Vermont 05855

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2025

The Annual Meeting of shareholders of Community Bancorp. will be held at The East Side Restaurant, 47 Landing Street, in Newport, Vermont, 05855, on Tuesday, May 20, 2025, at 3:00 p.m. Eastern Time, for the following purposes:

1.	To elect five directors to the class whose term will expire at the 2028 Annual Meeting of shareholders;

2.	Advisory vote to approve executive compensation;

3.	Advisory vote on frequency of future advisory votes on executive compensation; and

4.	To ratify the selection of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company’s external auditor for the fiscal year ending December 31, 2025.

The close of business on March 26, 2025, has been fixed as the record date for determining holders of the Company’s common stock entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL SHAREHOLDERS MEETING

This proxy statement, the proxy card and our Annual Report to Shareholders for the year ended December 31, 2024, are available on the internet and may be accessed at www.envisionreports.com/CMTV.

By Order of the Board of Directors,

Louise Bonvechio

Corporate Secretary

Derby, Vermont

April 9, 2025

PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE CARD TO VOTE YOUR SHARES VIA THE INTERNET, BY TELEPHONE (TOLL FREE), OR BY MAIL, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING AND CHOOSE TO REVOKE YOUR PROXY AND VOTE BY BALLOT. IT IS IMPORTANT THAT YOU VOTE YOUR SHARES BY SUBMITTING YOUR COMPLETED PROXY PROMPTLY.

PROXY STATEMENT INDEX

COMMUNITY BANCORP.

4811 U.S. Route 5

Newport, Vermont 05855

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2025

This proxy statement is furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors of Community Bancorp. (the “Company,” “we,” “our” or “us”) for use at the Annual Meeting of shareholders and at any postponements or adjournments of that meeting. The Annual Meeting will be held on Tuesday, May 20, 2025, at 3:00 p.m. Eastern Time at The East Side Restaurant, 47 Landing Street, in Newport, Vermont. Shareholders are invited to a social hour immediately preceding the meeting, from 2:00 p.m. to 3:00 p.m. Eastern Time. This proxy statement and related proxy card are first being made available to our shareholders on or about April 9, 2025.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who is entitled to vote at the Annual Meeting?

Only holders of record of the Company’s common stock, $2.50 par value per share, on the record date for the meeting are entitled to vote at the meeting. The record date for the meeting is the close of business on March 26, 2025.

There are 15 shares of the Company’s Series A Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) outstanding as of the date of this proxy statement. The holders of those shares are not entitled to vote on any matter to be presented for vote of the shareholders at the Annual Meeting.

How many shares are entitled to vote at the meeting?

As of the record date for the meeting (March 26, 2025), there were 5,596,981 shares of our common stock issued and outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the meeting.

How many votes do I have?

Each issued and outstanding share of the Company’s common stock that you hold of record or through a broker or other nominee is entitled to one vote on each matter presented for vote at the meeting.

Why did I receive a Notice of Meeting card, including a notice that the proxy materials are available on the internet instead of receiving a paper copy of the proxy materials?

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Shareholders’ Meeting. We have mailed a Shareholder Meeting Notice which includes a notice of availability of the proxy materials on the internet, rather than mailing a full paper set of the proxy materials, to our shareholders, other than participants in the Company stock fund under our Retirement Savings 401(k) Plan. The Notice includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or receive a link to them by email. This distribution process reduces our costs to print and distribute the proxy materials and reduces paper waste.

How can I request a paper copy of the proxy materials or receive a copy by email?

Upon request, we will without charge mail a paper copy of the proxy materials and the 2024 Annual Report to Shareholders or provide an emailed link to any shareholder to whom we mailed a Shareholder Meeting Notice. Requests should be submitted by telephone (call toll free 1-866-641-4276); by email (investorvote@computershare.com); or via the internet (http://www.investorvote.com/CMTV). If you send your request by email, please include “Proxy Materials - Community Bancorp.” in the subject line and include your full name and address, and the control number located in the shaded bar on the front of the Shareholder Meeting Notice card mailed to you previously, and state that you are requesting a paper copy of the meeting materials. To facilitate timely delivery before the meeting, a request for a paper copy should be made no later than May 9, 2025.

How can I access the proxy materials over the internet?

You can access the proxy materials, including our 2024 Annual Report to Shareholders, by going to the following website: www.envisionreports.com/CMTV. In accordance with the rules of the SEC, the software used for the website does not identify visitors accessing the proxy materials.

How do I vote?

If you are a shareholder of record and you wish to vote by proxy, you have three ways to vote your shares: (1) via the internet, by following the instructions at http://www.investorvote.com/CMTV; (2) by using a touchtone telephone and calling 1-800-652-VOTE (8683) (toll free in the United States); or (3) if you received a proxy card in the mail, by completing it and returning it by mail in the return envelope provided. If you are a shareholder of record and you do not wish to vote by proxy, you may vote your shares in person by written ballot at the meeting. You are a shareholder of record with respect to shares of Company common stock that you own in your own name on the stock records maintained by our transfer agent, Computershare.

How do I vote if my shares are held in the name of a nominee holder, such as a broker or bank?

If you hold your shares through a nominee holder such as a broker or bank, your nominee should have given you instructions for how you can direct the voting of your shares. It will then be the responsibility of your nominee to vote your shares for you in the manner you direct. As explained below, unless you provide instructions, your broker will not have authority to vote your shares on Proposals 1 (Election of Directors), 2 (Advisory Vote to Approve Executive Compensation and 3 (Advisory Vote on Frequency of Future Votes on Executive Compensation). Alternatively, you may obtain a legal proxy from your nominee holder which will permit you to vote the shares.  Please contact your broker or other nominee for instructions.

What are “broker non-votes”?

Under the rules of various national and regional securities exchanges, brokers may generally vote shares they hold for their customers in “street name” on routine matters (as defined under brokerage industry rules), even without specific instructions from the beneficial owner, but cannot vote on non-routine matters unless they have received voting instructions. If there is a non-routine matter presented to shareholders at a meeting (such as election of directors) and Proposals 2 and 3 and your broker does not receive instructions from you on how to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote your shares on the matter, while voting your shares on other (i.e., routine) matters. The “missing” votes on non-routine matters are generally referred to as “broker non-votes” and may affect the outcome of the voting on certain matters.

Are the Proposals to be voted on at the Annual Meeting considered routine or non-routine for broker voting?

PROPOSAL 1 – ELECTION OF DIRECTORS (whether or not contested): non-routine, therefore voting instructions are required for broker voting.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION: non-routine, therefore voting instructions are required for broker voting.

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION: non-routine, therefore voting instructions are required for broker voting.

PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS: routine, therefore voting instructions are not required for broker voting.

It is important that you provide instructions to your broker promptly as to how you want your shares voted at the 2025 Annual Meeting on Proposals 1, 2 and 3. We urge you to follow carefully the instructions your broker gives you concerning its voting procedures in order to ensure that your shares will be voted at the meeting.

How do I vote if my shares are held in the Company’s 401(k) Plan?

If you are a participant in the Company stock fund under the Company’s 401(k) Plan, you will receive a paper copy of this proxy statement, the 2024 Annual Report to Shareholders and a voting instruction card to instruct the Trustees of the Plan on how to vote the prorated number of shares in which you own an interest indirectly through the Plan. You may provide your voting instructions to the Plan Trustee through Computershare, our agent for tabulating the votes of Plan participants, by completing and mailing the proxy card you received or, as explained in the card, you may provide your voting instructions to the Plan Trustees by telephone (toll free) or via the internet. Your voting instructions are confidential. Computershare will tabulate the votes of Plan participants, and the Plan Trustees will then submit a single proxy card to the Company reflecting the aggregate voting instructions of all Plan participants. The Plan Trustees and the Company are not informed about how individual participants voted on any item.

In order to ensure that your vote will be included in the vote totals transmitted to the Plan Trustees, your voting instructions must be received by Computershare no later than the opening of business on May 16, 2025, if voting by mail, internet or telephone. You will not have the ability to vote your shares directly.

What does it mean if I received more than one Shareholder Meeting Notice?

If you received more than one Shareholder Meeting Notice, your shares are registered in different names (for example, “John Smith” and “J. Smith”) or are in more than one account. To ensure that all your shares are voted, you must submit a proxy with respect to each of your separate shareholder accounts. For instructions on how to register all your accounts in the same name and address, you should contact the Assistant Corporate Secretary at 802-334-7915 or our transfer agent, Computershare, at the contact location shown on the last page of this proxy statement.

Can I change my vote after submitting my proxy card or voting via the internet or by telephone?

Yes. If shares are registered in your name and you submit a proxy prior to the meeting by mail, the internet or by telephone and later decide that you wish to change or revoke your proxy, you may do so at any time before the proxy is exercised at the Annual Meeting, by

●	Giving written notice of revocation to Jennifer Desroches, Assistant Corporate Secretary, Community Bancorp., 4811 US Route 5, Newport, Vermont 05855; or
●	Voting in person after giving written notice of revocation of your proxy to the Assistant Corporate Secretary.

If you need to revoke an earlier proxy or if you have any questions about proxy voting procedures, please call the Assistant Corporate Secretary at 802-334-7915.

The last vote you submit will supersede all your prior vote(s).

If your shares are held through a broker or other nominee and you wish to change your vote, you should contact the broker or nominee for instructions. Similarly, if you wish to change your voting instructions on shares allocated under the 401K Plan, you should contact Computershare for instructions. Contact information for Computershare is shown on the last page of this proxy statement.

What constitutes a quorum and how are votes counted for that purpose?

In order to convene the meeting, a quorum must be present, and in order to take action on any matter, a quorum must be present as to such matter. A majority (more than 50%) of the outstanding shares of the Company’s common stock, present in person or represented by proxy and entitled to vote, will constitute a quorum to convene the meeting and to take action as to each matter to be acted upon at the meeting. Shares voted by proxies (whether voted via the internet, by telephone or by mail) or voted by ballot on any of the proposals (including those marked “WITHHOLD” on Proposal 1 or “ABSTAIN” on Proposals 2, 3 or 4) will be treated as shares present or represented at the meeting and entitled to vote for purposes of determining a quorum to convene the meeting and to vote on the particular proposal. Broker non-votes on Proposals 1, 2 or 3, which are considered non-routine matters for purposes of broker voting authority, will not be considered as shares present and entitled to vote in determining whether a quorum is present for action on those proposals. Broker proxies will be considered as shares present and entitled to vote in determining whether a quorum is present to convene the meeting and to vote on Proposal 4, which is considered a routine matter for purposes of broker voting authority.

How many votes are required for the election of directors (Proposal 1)?

Under our Amended and Restated Articles of Incorporation and bylaws, in order to be elected under Proposal 1 (Election of Directors) a nominee for director must receive the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Broker non-votes, if any, and shares represented by proxies or ballots marked “WITHHOLD” on Proposal 1, with respect to one or more individual nominees or the entire slate of nominees, will have the same effect on the outcome of the election as a vote against the nominees or slate of nominees, as the case may be.

How many votes are required to approve the advisory vote on executive compensation (Proposal 2)?

Approval of the non-binding vote to approve our executive compensation will require that more votes are cast “FOR” than are cast “AGAINST” the proposal. Votes to “ABSTAIN” on Proposal 2 and broker non-votes, if any, are not treated as votes cast and, therefore, will not have any effect on the outcome of the vote on Proposal 2.

How many votes are required to approve the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3)?

Approval of a frequency for future non-binding votes on our executive compensation will be determined by a plurality of the votes cast. Votes to ABSTAIN” on Proposal 3 and broker non-votes, if any, are not treated as votes cast and, therefore, will not have any effect on the outcome of the vote on Proposal 3.

How many votes are required to ratify the selection of BerryDunn as the Company’s independent auditor for 2025 (Proposal 4)?

Approval of Berry Dunn McNeil & Parker, LLC (“BerryDunn”) as the Company’s independent auditor for 2025 will require that more votes are cast “FOR” than are cast “AGAINST” the proposal. Votes to “ABSTAIN” on Proposal 4 and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of the vote on Proposal 4.

How many votes are required to approve any other matter that may come before the meeting?

As of the date of this proxy statement, our management and directors do not know of any matter that may be put to a vote at the meeting other than Proposals 1, 2, 3 and 4. If any such matter does arise and is not ruled out-of-order by the Chair, any shares represented by proxies may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law, in accordance with the recommendations of management. Under Vermont law, approval of any such other matter would ordinarily require that more votes be cast for the matter than against. Abstentions from voting and broker non-votes, if any, would not be treated as votes cast and therefore, would have no effect on the vote to approve any such other matter.

What is the Board of Directors’ recommendation on how I should vote my shares?

The Board recommends that you vote FOR Proposals 1, 2, and 4 and FOR a 3 Year frequency on Proposal 3.

How will my shares be voted if I do not specify on my signed proxy card how they should be voted?

If you request a paper copy of the proxy materials and you sign and return the proxy card by mail but do not indicate how you want your shares to be voted, the persons appointed as proxies by the Board of Directors will vote your shares FOR approval of each of the nominees listed in Proposal 1 and FOR approval of Proposal 4, and in accordance with the recommendations of management on any other matter presented for vote at the meeting.

When will the vote results be announced?

The Company will appoint inspectors of the election to count the votes on all proposals and any other matter voted on at the Annual Meeting, and the vote results will be announced at the meeting. The final vote results will also be disclosed in a report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

How are proxies being solicited and who pays the expenses?

Proxies are being solicited via the internet and by mail. They may also be solicited by the Company’s directors and officers and by the directors, officers and employees of the Company’s wholly owned subsidiary, Community National Bank. Those individuals may solicit proxies personally or by telephone or electronic communication, but they will not receive any additional compensation for such efforts. In addition, the Company has arranged with brokerage houses, banks and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for out-of-pocket expenses they incur in forwarding the materials.

May shareholders submit nominations for election as directors or for consideration of other matters?

Our bylaws include a process shareholders must follow if they wish to submit director nominations or propose other action for vote by the shareholders. The deadline for submissions under our bylaws relating to this year’s Annual Meeting was January 21, 2025. For next year’s Annual Meeting, which is expected to be held on May 19, 2026, the deadline under the bylaws for shareholder proposals and nominations is no earlier than November 20, 2025, and no later than January 19, 2026. Additional information about this process is contained elsewhere in this proxy statement under the caption “SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS—Bylaw Requirements for Shareholder Nominations and Other Proposals.” This process applies whether or not a shareholder wishes to include the proposal in the Company’s proxy materials for the meeting. However, if a shareholder does wish to include the proposal in the Company’s proxy materials for the Annual Meeting, as explained immediately below the deadline for submission of the proposal to the Company will be earlier than the deadline specified under the Company’s bylaws and certain additional requirements apply.

In addition, the Corporate Governance/Nominating Committee of the Board of Directors will consider recommendations made by shareholders for possible board nominees. Additional information about this process is contained elsewhere in this proxy statement under the caption “CORPORATE GOVERNANCE—Board Committees–Corporate Governance/Nominating Committee.”

What is the deadline to submit a shareholder proposal for inclusion in the Company’s 2026 Annual Meeting proxy statement?

The SEC’s rules provide a process (separate from the process in our bylaws discussed above) for shareholders to submit proposals for possible inclusion in the Company’s proxy materials. The deadline under SEC rules for submitting a proposal you wish to include in the Company’s 2026 Annual Meeting proxy statement is earlier than the general deadline under the bylaws for providing notice and furnishing specified information to the Company. The deadline under SEC rules for submitting a proposal for inclusion in the Company’s proxy materials for the 2026 Annual Meeting is no later than December 10, 2025. Proposals may be excluded or included from the Company’s proxy materials based on applicable rules relating to eligibility, timeliness and subject matter. Additional information about this process is contained elsewhere in this proxy statement under the caption “SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS—Inclusion of Shareholder Proposals in Company Proxy Materials.” This process is separate from, and in addition to, the notice process and information requirements referred to above that are contained in our bylaws.

SHARE OWNERSHIP INFORMATION

The following table shows (i) the amount of our common stock beneficially owned by all persons known to us who own beneficially more than 5% of our outstanding common stock, and (ii) the amount of our common stock beneficially owned by all of our incumbent directors, nominees and executive officers, individually and as a group, as of March 26, 2025, the record date for the meeting. None of our directors or executive officers owns any shares of the Company’s Series A preferred stock. Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the common shares listed.

5% Shareholders
Anita G. Zucker (1)
c/o The Inter Tech Group, Inc.
4838 Jenkins Avenue
North Charleston, SC 29405	300,000	5.36%

	Number of Shares Beneficially
	Owned and Percent of Class
	Number of	Percent of
	Shares	Class
Directors and Nominees
Thomas E. Adams (2)	27,734	0.50%
Kathryn M. Austin (3)	79,113	1.41%
Bruce L. Baker	636	0.01%
David M. Bouffard	6,029	0.11%
Christopher L. Caldwell (4)	8,000	0.14%
Aminta K. Conant (5)	6,904	0.14%
Jacques R. Couture (6)	39,021	0.12%
David P. Laforce (7)	8,502	0.15%
Wayne A. Lamberton	3,000	0.05%
Stephen P. Marsh (8)	105,409	1.88%
Carol A. Martin (9)	10,145	0.18%

Emma L. Marvin	6,328	0.11%
Jeffrey L. Moore (10)	17,428	0.31%
Fredric Oeschger	166,927	2.98%
James G. Wheeler, Jr. (11)	11,362	0.20%

Non-Director/Nominee Named Executive Officers
Louise M. Bonvechio (12)	10,016	0.18%

All Directors, Nominees & Executive Officers
as a Group (16 in number) (13)	475,533	8.50%

(1)	Ms. Zucker's shares owned are as of September 14, 2020, the date of the most recent available information on Schedule 13G, and the percentage calculation is based on shares outstanding on March 26, 2025.
(2)	Includes 11,545 shares held in an IRA for Mr. Adams’ benefit.
(3)	Includes 16,120 shares as to which voting and investment power is shared and 62,993 shares held indirectly, through participation in the Community Bancorp. stock fund under the Company’s Retirement Savings Plan (the “401(k) Plan”).
(4)	All such shares are held in a family trust as to which voting and investment power is shared with his wife.
(5)	Includes 5,884 shares held in a family trust.
(6)	Includes (i) 25,632 shares held by Mr. Couture jointly with his wife, as to which voting and investment power is shared; (ii) 3,536 shares held in an IRA for Mr. Couture’s benefit; and (iii) 3,547 shares held in an IRA for the benefit of Mr. Couture’s wife.
(7)	All such shares are held by Mr. Laforce jointly with his wife, as to which voting and investment power is shared.
(8)	Includes (i) 28,556 shares held by Mr. Marsh jointly with his wife, as to which voting and investment power is shared; and (ii) 75,951 shares indirectly owned by Mr. Marsh through his participation in the Community Bancorp. stock fund under the 401(k) Plan. Of the shares listed, 28,556 are pledged as collateral for a loan with a nonaffiliated bank.
(9)	Includes 8,994 shares to which voting and investment power is shared with her husband.
(10)	Includes 12,346 shares to which voting and investment power is shared with his partner.
(11)	Includes 9,593 shares held by Mr. Wheeler in a trust with his wife, as to which voting and investment power is shared.
(12)	Includes 8,999 shares are held indirectly through participation in the Community Bancorp. stock fund under the 401(k) Plan and 1,017 shares held in a family trust as to which voting and investment power is shared with her husband.
(13)	Includes 128,189 shares as to which voting and investment power is shared and 155,026 shares held indirectly, through participation in the Community Bancorp. stock fund under the 401(k) Plan.

In addition, as of March 26, 2025, 721,283 shares, or 12.89% of the Company’s issued and outstanding common stock were held in fiduciary or custodial capacity by the Company’s affiliated trust and investment management company, Community Financial Services Group, LLC (“CFSG”) for various beneficial owners, including 462,749 shares, or 8.27%, held on behalf of the 401(k) Plan Trustees and participants. Participants in the Company stock fund under the 401(k) Plan, including the Company’s executive officers, have the right to vote their proportionate share of the stock held in the fund. The 401(k) Plan Trustees do not generally vote shares of the Company’s common stock unless instructions are received from the participants. Similarly, CFSG does not vote shares of the Company’s common stock held in fiduciary capacity unless voting instructions are received from the beneficial owner.

Except as set forth above, the Company is not aware of any individual, group, corporation or other entity owning beneficially more than 5% of the Company’s outstanding common stock, its only class of voting securities. The Company has no other authorized class of voting securities. The Company has outstanding 15 shares of Series A preferred stock, which are nonvoting except in very limited circumstances affecting the rights of the holders of such shares.

In 2021, the Board of Directors adopted stock ownership guidelines for directors. See “CORPORATE GOVERNANCE—Stock Ownership Guidelines for Directors.”

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, (the “Exchange Act”) requires the Company’s executive officers and directors to timely file electronically with the SEC reports of their ownership of the Company’s equity securities and changes in such ownership. The Company has reviewed the Section 16 reports filed electronically by the directors and executive officers, or written representations from them that no Form 5 reports were required to be filed for 2024. Based solely on such review and except as otherwise disclosed in the next sentence, the Company believes that all Section 16 filing requirements applicable to its executive officers and directors for 2024 were timely complied with. During 2024, one Form 4 report for Director Moore, relating to Company common stock beneficially owned by his partner and one Form 4 report for Director Laforce relating to purchases of Company common stock by him were not filed timely within two business days.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Amended and Restated Articles of Association and our Bylaws provide for a Board of no fewer than nine and no more than twenty-five directors, to be divided into three classes, as nearly equal in number as possible, each class serving for a period of three years. The Board of Directors currently consists of fifteen members, including five whose terms will expire at the 2025 Annual Meeting. After 16 years of dedicated service on our Board, Director Fredric Oeschger, whose term expires at the Annual Meeting, will retire from the Board. Accordingly, the Board has voted to fix the number of directors at fourteen for the ensuing year. The other five directors whose terms expire at the 2025 Annual Meeting are David P. Laforce, Wayne A. Lamberton, Stephen P. Marsh, Carol A. Martin, and Jeffrey L. Moore. Each has been nominated to stand for election for a three-year term expiring at the 2028 Annual Meeting (Proposal 1).

Unless authority is withheld, proxies we solicit will be voted in favor of the five nominees to hold a three-year term of office or until their respective successors are elected and qualify. If for any reason not now known to the Company, any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or to fix the number of directors at fewer than fourteen, as the directors in their discretion may deem advisable.

The table below contains certain information concerning each of the five nominees and each incumbent director whose term of office will continue following the Annual Meeting. Additional biographical and background information about each of them follows the table, under the caption “Continuing Director and Nominee Qualifications.”

		Director of Community
Name and Age	Principal Occupation	Bancorp. Since (1)
Nominees (if elected) to serve until the 2028 Annual Meeting:

David P. Laforce, 51	President and Owner,	2018
	Built By Newport
	Newport, VT
	(wood furniture and component manufacturing)

Wayne A. Lamberton, 59	Co-Owner and Managing Partner,	2025 (2)
	Superior Development, LTD.
	Barre, VT
	(real estate development company)

Stephen P. Marsh, 77	Board Chair,	1998
	Community Bancorp. and Community National Bank
	Derby, VT

Carol A. Martin, 61	Vice President Finance US & Head of Group	2022
	Accounting and Reporting
	Weidmann Electrical Technology, Inc.
	St. Johnsbury, VT
	(electrical technology company)

Jeffrey L. Moore, 63	President and Owner,	2019
	Quest Industries, Inc.
	St. Johnsbury, VT
	(freight logistics company)

Incumbent directors serving until the 2026 Annual Meeting:

Thomas E. Adams, 78	Owner,	1986
	NPC Realty Co., Inc.
	Holland, VT

Jacques R. Couture, 74	Owner,	1992
	Dairy Farm/Maple Products
	Westfield, VT

Emma L. Marvin, 44	Owner,	2020
	Butternut Mountain Farm
	Morrisville, VT
	(maple production)

James G. Wheeler Jr., 76	Attorney, Of Counsel,	2011
	Downs Rachlin Martin PLLC.
	St. Johnsbury, VT
	(law firm)

Incumbent directors serving until the 2027 Annual Meeting:

Kathryn M. Austin, 67	Director,	2013
	Community Bancorp. and Community National Bank
	Derby, VT

Bruce L. Baker, 60	Founding Member and Principal,	2021
	Clarke Demas & Baker PLLC.
	Burlington, VT
	(law firm)

David M. Bouffard, 67	Former Co-Owner,	2014
	Derby Village Store
	Derby, VT

Christopher L. Caldwell, 59	President, Chief Executive Officer and Director	2024
	Community Bancorp. & Community National Bank
	Derby, VT

Aminta K. Conant, 71	Part Owner and Special Projects Manager	2006
	Caledonia Spirits, Inc./Barr Hill
	Montpelier, VT
	(distillery)

(1)	Each person named in the table is also a director of Community National Bank.
(2)	Appointed to the Board of Directors of the Company and Community National Bank effective January 1, 2025.

Continuing Director and Nominee Qualifications

As a community banking organization operating in a heavily regulated industry, we rely on our Board of Directors for knowledge of our local markets, business acumen and strategic vision. Each incumbent director and nominee lives or works (unless retired) in the markets we serve, and brings a unique background, perspective and set of skills to our Board. This provides our Board as a whole with a thorough understanding of our local markets, and significant competence and experience in a wide variety of areas, including corporate governance, real estate, insurance, building trades, real estate development, agriculture, energy and commodities, the law and business management. In addition, many of our directors are long-serving members of our Company and Bank Boards, whose past contributions and industry knowledge, judgment and leadership capabilities have benefited our Company over the years and through multiple economic cycles.

The information below summarizes for each nominee for re-election and each director whose term will continue after the Annual Meeting, the specific experience, qualifications, attributes and skills that led our directors to conclude that the individual should serve on our Board. We also believe that in their professional lives and Board service, each has demonstrated adherence to high ethical standards and a strong commitment to service to the Company and our Board.

Thomas Adams – Tom has served as a director of the Boards of the Company and the Bank since 1986. At the time of his initial election, he was the President and Chief Executive Officer (“CEO”) of Newport Plastics, where he had also served as the Chief Financial Officer (“CFO”) for many years. He is the owner of NPC Realty and until his retirement in November 2010, he was a real estate agent at Coldwell Banker All Seasons Realty (now Re/Max All Seasons Realty). In addition to his business interests, Tom served for several years on the board of North Country Hospital in Newport, Vermont, including as its Chairman and Treasurer. He also served for several years as a trustee of the Haskell Free Library and Opera House in Derby Line, Vermont. Tom holds an accounting degree from the University of Vermont. He brings to the Board extensive business experience, familiarity with accounting procedures, and broad knowledge of the community. He chairs the Company’s Audit Committee and also serves on the Compensation Committee. He lives in Holland, Vermont.

Kathryn Austin – Kathy retired as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank on December 31, 2024. She served in these roles since January 2017. She also served as President of the Bank from January 2016 to January 2024, when Mr. Caldwell succeeded her to that office. From January 2014 until her appointment as CEO she also served as the Bank’s Chief Operating Officer. Kathy was appointed to the Bank’s Board of Directors in January 2012 and was first elected to the Company’s Board at the 2013 Annual Meeting. She joined the Bank in 1980 and over the years has held many management positions. Kathy served as Executive Vice President of both the Company and the Bank from 2011 to 2016, and as Vice President of the Company and Senior Vice President of the Bank from 2004 to 2011, responsible for the Bank’s Retail Banking, Human Resources and Marketing departments. Until her retirement from the Company at the end of 2024, Kathy also served on the Board of Managers of our trust company affiliate, CFSG. Her many years of service to the Company in a variety of positions provide her with valuable insights into the Bank’s day-to-day operations, adding further depth and community banking expertise to the Board. Kathy is a graduate of the New England School of Banking at Williams College and the Stonier Graduate School of Banking at Georgetown University. She currently serves as a Board Member of the Northeast Kingdom Collaborative, and of Northeast Kingdom LLC, as a Board Member of the Vermont Community Foundation and as a board member of the Vermont Chamber of Commerce.  She is a past Chairman of the Vermont Bankers Association and serves on the ABA’s Community Bankers Council and Government Relations Council. She serves on the Company’s Corporate Governance/Nominating and Compensation Committees and on the Bank’s Risk Management Committee. She lives in Morgan, Vermont.

Bruce Baker – Bruce was appointed to the Boards of the Company and the Bank in 2021. He is commercial lawyer, with over 30 years of experience working with financial institutions, entrepreneurs and business owners, focusing on commercial lending, secured transactions, business planning, real estate development and land use. He is a founding member and principal of the law firm of Clarke Demas & Baker PLLC in Burlington, Vermont, and is the owner and CEO of Green Castle Group, LLC, a real estate development, management and consulting company, also based in Burlington. Bruce has served on the Burlington Planning Commission since 2010 and is its Vice Chair. As a successful lawyer and entrepreneur and lifelong resident of the greater Burlington area, Bruce brings to the Board his sound professional judgment and knowledge of the Chittenden County market, as well as expertise in the field of real estate development and management. He serves on the Company’s Audit and Compensation Committees. He lives in Burlington, Vermont.

David Bouffard –Dave joined the Boards of the Company and the Bank in 2014 and is a life-long resident of the area. He and his wife Beth owned the Derby Village Store in Derby, Vermont from 2000 until its sale in November 2020. Dave is now retired. Prior to purchasing the store, he acquired retail management experience as the Manager of the Grand Union grocery store in Newport. Dave has served on various local boards and is a past Board Chair of North Country Hospital and also served on its finance committee. His perspective as a small business owner for twenty years and his knowledge of our Orleans County market area add further depth to our Board. Dave serves on the Company’s Audit and Compensation Committees. He lives in Newport Center, Vermont and Folly Beach, South Carolina.

Christopher Caldwell – Chris joined the Boards of the Company and the Bank in January 2024. He became President of the Bank in 2024 and became President and CEO of the Bank and Company in January 2025 following Kathy Austin’s retirement. He has over thirty years of experience in the banking and business consulting industries. Chris also served previously as the Bank’s Executive Vice President and Chief Loan Officer. Before joining the Company, Chris was the Senior Vice President and Head of Indiana Commercial/Business Banking at Northwest Bank from April 2020 to March 2021. Prior to that he was the Senior Vice President of Commercial and Business Banking at MutualBank in Indiana from 2005 to 2020 before its acquisition by Northwest Bank in April 2020.

Chris is a 2008 Graduate of the Stonier Graduate School of Banking. He holds a Master’s Degree in Business Administration from Anderson University, a Master’s Degree from Ohio University and a Bachelor of Science Degree from Manchester College. Chris is the Chair of the Green Mountain United Way Board of Directors. He also serves as a Board Member of the Manchester University Board of Trustees and the NEK Collaborative board. The breadth of banking experience that Chris brings to the Board is particularly valuable, especially in the all-important area of commercial lending. Chris serves on the Company’s Corporate Governance/Nominating Committee and on the Bank’s Risk Management Committee. He lives in Newport, Vermont.

Aminta Conant – Minty joined the Boards of the Company and the Bank in 2006. She is a successful business woman with experience running manufacturing facilities in Vermont, New Hampshire and North Carolina. For several years Minty has provided business consulting services to companies across the United States and Europe. She is part owner of the Vermont distillery, Caledonia Spirits / Barr Hill, at which she currently serves as Special Projects Manager and previously served as CFO. Previously, she served as the director of Lean Six Sigma programs for Lydall, Inc., an international manufacturing company listed on the New York Stock Exchange. Minty is a CPA and has an MBA degree, and brings to the Board not only her experience and knowledge of accounting, finance, and good business practices, but also her experience in working in a public company much larger than Community Bancorp. That perspective is a rarity for community bank directors and a real asset to the Board. She serves on the Company’s Audit Committee and chairs the Compensation Committee. Minty has been a director since 2006, and prior to that served on our St. Johnsbury Advisory Board. She lives in Barnet, Vermont.

Jacques Couture – Jacques joined the Boards of the Company and the Bank in 1992, and prior to that he served on our Troy Advisory Board. Jacques is a former dairy farmer and currently operates Couture's Maple Shop/B&B on their family farm in Westfield. They produce maple syrup from their 8000-tap maple sugarbush, and retail a wide variety of maple products from their farm store and through their mail order business. He has served on numerous governmental, non-profit and industry-related boards, including the Westfield Select Board, the Vermont Maple Association and the Cooperative Insurance Companies, among others. He brings relevant board experience and an agricultural perspective to our Board, where he chairs the Corporate Governance/Nominating Committee and also serves on the Bank’s Risk Management Committee. He lives in Westfield, Vermont.

David Laforce – Dave joined the Boards of the Company and the Bank in 2018. He owns and operates Built by Newport, a wood furniture and component manufacturing company that has been family owned since the 1960s. Dave’s experience as a small business owner and familiarity with the local woods products industry, which is so important to our regional economy, provides valuable perspectives and insight to our Board. He is a lifelong resident of the Newport-Derby area and over the years has served on several local boards. Dave serves on the Company’s Corporate Governance/Nominating Committee and on the Bank’s Risk Management Committee. He lives in Derby, Vermont.

Wayne Lamberton – Wayne was appointed to the Boards of the Company and the Bank in January 2025. He is a central Vermont native and served in the United States Army before starting Lamberton Electric upon his return from service. After selling Lamberton Electric, he started Superior Development, a real estate development company which he manages today. He has been the developer and manager of several successful businesses, including Maplewood Convenience Stores and the central Vermont Comfort Inn. He has been a member of the Bank’s Central Vermont Advisory Board since its inception in the early 2000’s and the Company’s state-wide Advisory Committee. Wayne serves on the Company’s Corporate Governance/Nominating Committee and the Bank’s Risk Management Committee. He lives in Berlin, Vermont.

Stephen Marsh – Steve has served as Chair of the Boards of Directors of the Company and the Bank since 2011 and was first appointed to the Board in 1998. He served as CEO of the Company and the Bank from 2008, until his retirement at the end of 2016 and previously served as President of both entities from 2004 through the end of 2015. He began his employment with the Bank in 1973, serving over the years in various managerial capacities, including as Chief Financial Officer and Chief Operating Officer of the Company and the Bank prior to becoming President and Chief Executive Officer. He also serves on the Orleans County Child Advocacy Board. Steve serves on the Company’s Compensation and Corporate Governance/Nominating Committees and on the Bank’s Risk Management Committee. He lives in Newport, Vermont.

Carol Martin – Carol joined the Boards of the Company and the Bank in 2022. She is the Vice President Finance US and Head of Group Accounting and Reporting for Weidmann Electrical Technology Inc. in St. Johnsbury, Vermont. Carol is a Vermont licensed Certified Public Accountant who has been working with Weidmann in various finance positions since 1993. She is responsible for the Group consolidation of the financial reports for Weidmann Holding AG (headquartered in Rapperswil, Switzerland) and affiliated corporations located throughout the globe. She is also responsible for overseeing the finance organizations of the Weidmann affiliated corporations within the US, Brazil, Mexico and Canada. Carol served on the Bank’s Advisory Council since its inception in early 2018. Carol lends her time and talents to serve many non-profit organizations. She is the Treasurer of WE Care Inc., a Weidmann employee non-profit organization providing financial assistance to employees experiencing hardships, a board member of the Echo Lake Protective

Association, Secretary of the Board for the St. Paul School Foundation and a member of the Vermont Community Foundation. Carol serves on the Company’s Audit and Compensation Committees. She lives in Barton, Vermont.

Emma Marvin – Emma joined the Boards of the Company and the Bank in January 2020. She is the co-owner and co-CEO of Butternut Mountain Farm in Morrisville, Vermont. She graduated from Cornell University with a degree in Natural Resource Management. Since 2004, Emma has worked for the second generation, family-owned business helping to promote the growth from a family farm operation to a business that employs 150 people, purchases maple syrup from over 400 Vermont farms and operates a 150,000 square foot production and distribution facility. In 2014, she was recognized as Vermont Maple Person of the Year and in 2018 received the President’s Award from the International Maple Syrup Institute. She serves on the Vermont Maple Sugar Association Board, the Friends of Green River Reservoir Board and the Maple Syrup Institute Board. She is also a steering committee member of the Federal Reserve Bank of Boston’s Working Communities Challenge for Vermont. Emma brings to our Board knowledge of our central Vermont market area and significant experience in the maple products business, an important business segment throughout our market areas. Emma serves on the Company’s Corporate Governance/Nominating Committee and on the Bank’s Risk Management Committee. She lives in Hyde Park, Vermont.

Jeffrey Moore – Jeff joined the Boards of the Company and the Bank in 2019. He is the owner and president of Quest Industries, Inc., a freight logistics company based in St. Johnsbury, Vermont, and is also the owner of the Wells River Chevrolet dealership based in downtown Wells River Vermont. Jeff is a lifelong resident of the Northeast Kingdom and currently serves on the NVRH West Wing Committee, and the Catamount Arts Advisory Council. Jeff brings to the Board a deep knowledge of our important Caledonia County market and considerable experience as a successful business owner and manager. Jeff serves on the Company’s Corporate Governance/Nominating Committee and on the Bank’s Risk Management Committee. He lives in Westmore, Vermont.

James Wheeler – Jake joined the Board in 2011. In addition to his service on our Board, he has been a guiding force with the Company's trust company affiliate, CFSG, for many years, having served on its Board of Managers since its formation in 2002. Jake has practiced law in St. Johnsbury since 1974 with the state's largest law firm, Downs Rachlin Martin PLLC, and has been a member of the firm since 1978 and is now Of Counsel to the firm. His practice focuses principally in the areas of corporate governance, transactions and financing; complex real estate acquisitions and financing; and trusts and estates. Jake received his undergraduate degree from Harvard University and his law degree from Boston University School of Law. He is a former board member of the Vermont Community Foundation and is a current member of the Foundation’s Community Advisory Group. He is a member of the Board of Directors of the David and Francis Smith Northeast Kingdom Chapter of Trout Unlimited. Jake's judgment and insight as a seasoned attorney provide a valuable addition to our Board. Jake serves on the Company's Audit and Compensation Committees. He lives in East Burke, Vermont.

Information about our Board’s important role in the governance of our Company, including the Board’s committees, leadership structure and role in oversight of risks, is contained below under the caption “CORPORATE GOVERNANCE.”

Directors’ Fees and Other Compensation

Only the outside (non-employee) directors are paid for their service on the Boards of the Company and the Bank. All fees are paid in cash. The Company and the Bank do not pay any stock-based compensation to directors.

The schedule of fees in effect during 2024 for our nonemployee directors was as follows:

Company Director Fees		Bank Director Fees

Annual Retainer	$12,140	Annual Retainer	$12,140
Annual Board Chair Retainer	5,510	Board Meeting Fee	775
Annual Audit Committee Chair Retainer	2,750	Board Committee Meeting Fee	775
Annual Compensation Committee Chair Retainer	2,750	Advisory Council Meeting Fee (2)	645
Annual Governance Committee Chair Retainer	2,750
Board Meeting Fee	775
Board Committee Meeting Fee	775
Disclosure Control Committee Meeting Fee (1)	775

(1)	At least one member of the Audit Committee attends the quarterly meetings of the Company’s Disclosure Control Committee, which reviews the Company’s periodic reports prior to filing with the SEC.

(2)	During 2024, Bank directors who attended meetings of the Bank’s market-wide advisory council received a per meeting fee for such attendance. Employee-directors do not receive any fees for attending local advisory council meetings.

This fee structure is designed to compensate our outside directors for attendance at Board meetings, as well as for the time they spend in activities directly related to their service on the Board for which they receive no additional compensation, such as attendance at the annual directors’ retreat and attendance at educational seminars or programs on pertinent banking or corporate governance topics.

Directors’ Deferred Compensation Plan

The directors may choose to defer current receipt of some or all of their Company or Bank director fees under the Company’s Deferred Compensation Plan for Directors. Deferrals are credited to a cash account that bears interest at the rate the Bank pays on a three-year certificate of deposit, as adjusted from time to time. Payments are deferred until the director’s retirement, death or disability, or at an earlier or later date elected by the director. The director may choose to receive his or her deferrals and accumulate interest in a lump sum or monthly installments. There are currently no participants in the Plan. Under the terms of the Plan, deferred fees and accumulated interest represent a general unsecured obligation of the Company and no assets of the Company or the Bank are to be segregated to satisfy the Company’s obligations under the Plan.

Directors’ Retirement Plan

Prior to 2005, the Company maintained a non-qualified retirement plan for the Company’s outside directors. Non-employee directors who served on the Board of the Company or the Bank for at least five years between 1994 and 2004 are entitled to receive upon retirement a lump sum payment of $1,000 for each year of Board service. For this purpose, service as a director of the Company and of the Bank during the same year is not counted separately. Following a re-evaluation of the Company’s benefit plans affected by IRC Section 409A, the Company terminated any further accruals under the plan for years after 2004 and Board fees were increased to compensate for the loss of this retirement benefit.

As of December 31, 2024, the total remaining accrued and unpaid benefit for all directors covered by the plan was $22,000. The participating directors are fully vested in their accrued benefits and would be entitled to payout of the full benefit upon retirement from the Board for any reason, regardless of age. Directors Adams and Couture each have an accumulated lump sum retirement benefit of $11,000. Accrued benefits do not earn interest, are not adjusted for inflation and will be paid out to participants when they retire from the Board. All benefit accruals under the plan represent a general unsecured obligation of the Company. No assets of the Company or the Bank have been segregated to satisfy the Company’s obligations under the plan.

Director Compensation Table

The following table shows the total compensation paid to each of our outside directors during 2024 for service on the Boards of the Company and the Bank. All such fees were paid in cash.

2024 Director Compensation (1)
Fees Earned or
Name	Paid in Cash
Thomas E. Adams	$45,925
Bruce L. Baker	43,175
David M. Bouffard	43,175
Aminta K. Conant	44,550
Jacques R. Couture	45,925
David P. Laforce	43,175
Rosemary M. Lalime(2)	14,180
Stephen P. Marsh	50,235
Carol A. Martin	43,175
Emma L. Marvin	43,175
Jeffrey L. Moore	43,175
Fredric Oeschger	43,175
James G. Wheeler, Jr.	43,175

(1)	Does not include (i) earnings on directors’ fees deferred under the Directors’ Deferred Compensation Plan because interest on those amounts is not accrued at a preferential (above market) rate; or (ii) certain expense reimbursements related to board service such as for mileage and expenses related to attendance at director educational conferences.
(2)	Retired from the board at the Annual Meeting on May 14, 2024.

Vote Required

Election of a nominee for director will require the affirmative vote of a majority of the shares present at the Annual Meeting or represented by proxy at the meeting and entitled to vote. A vote to “WITHHOLD AUTHORITY” as to a nominee will have the same effect as a vote against such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT INCUMBENT DIRECTORS LAFORCE, LAMBERTON, MARSH, MARTIN AND MOORE TO A THREE-YEAR TERM.

CORPORATE GOVERNANCE

Director Independence

The primary responsibility of the Board of Directors is to provide objective, independent judgment in its management oversight function, and our Board’s composition, which is heavily weighted toward independent directors, reflects that principle. Although the Company’s common stock is not listed on NASDAQ, our Board uses the definition of independence contained in the NASDAQ listing standards in its annual evaluation of Board member independence. Under current NASDAQ standards, a director is considered independent if he or she is not an officer or employee of the Company or the Bank and does not have any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Under NASDAQ standards, a director of the Company is not considered independent if he or she:

●	has been employed in any capacity by the Company or the Bank during the past three years;
●	has accepted, or has a close family member who accepted, any payments from the Company or the Bank in excess of $120,000 in any consecutive twelve-month period during the last three years, except for
●	payments relating to ordinary loan or deposit relationships with the Bank
●	compensation for Board service
●	compensation paid to a close family member who is not an executive officer of the Company or the Bank
●	certain retirement benefits or non-discretionary compensation and
●	payments arising solely from investments in the Company’s common stock;
●	has a close family member who during the past three years was an executive officer of the Company or the Bank;
●	has been a principal, or has a close family member who was a principal, of any organization to which the Company made or from which it received payments, in any of the past three years, that exceeded the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity;
●	has been an executive officer of any other entity, or has a close family member who was an executive officer of any other entity, where any of the Company’s executives serves on that other entity’s compensation committee; or
●	has been, or had a family member who was, a partner or employee of the Company’s independent auditor at any time during the last three years.

In determining whether a director or nominee for director is independent, the Board considers all relevant facts and circumstances and may consider a director or nominee not to be independent even if none of the disqualifying factors listed above applies. However, if any of the above disqualifying factors apply, a director or nominee will not be considered independent.

Based on the information available to it, the Company’s Board of Directors has determined that each of the incumbent directors is independent within the meaning of the listing standards of NASDAQ, except for (i) former President and CEO of the Company and Bank Kathryn Austin, (ii) current President and CEO of the Company and Bank Christopher Caldwell and (iii) director Jacques Couture, who is the brother of the Company’s Corporate Secretary and Treasurer and the Bank’s Executive Vice President and CFO, Louise Bonvechio.

Board Leadership Structure and Risk Oversight

Our Board of Directors believes that each business is unique, and that therefore, the appropriate board leadership structure will depend upon each company’s unique and changing circumstances and needs.  At times in the past the Board has deemed it advisable to combine the positions of Board Chair and CEO and at other times has separated those positions. The CEO and Board Chair positions have remained separate since 2017, when Kathryn Austin succeeded Stephen Marsh as CEO of the Company and Mr. Marsh became the Board Chair.  The Board believes that the Company has been well served over the years by a leadership structure guided by the Corporate Governance/Nominating Committee that includes a Board Chair with in-depth managerial and operational knowledge of the banking industry and the Company’s business operations and markets. This structure fosters clear accountability, efficient and effective decision-making and focus on strategic priorities. The Board also believes this structure helps to facilitate the efficient and timely flow of information between management and the Board.

While the Board of Directors believes that having the position of Board Chair held by a former or current CEO is conducive to the Company’s efficient operation and strategic development, the Board is also mindful of its obligation to provide independent oversight of management. To enhance its oversight function, the Board has created the position of lead independent director, which is currently held by long-serving director Tom Adams.  The lead director presides over the executive sessions of the independent directors. The Board believes that this structure strikes an appropriate balance by providing for both a Board Chair with extensive executive experience with the Company and knowledge of its operations, and a lead director to help ensure that the Board provides independent oversight and perspective.

As part of its role in oversight of the Company, the Board has adopted a management succession plan that includes appropriate processes to ensure a smooth transition in key management positions at the Company and Bank, both in the context of planned retirements as well as unplanned emergencies.  The Board reviews and discusses the management succession plan at least annually and has implemented it most recently in connection with the planned retirement of Ms. Austin as Company and Bank CEO at the end of 2024 and transition into those positions by Mr. Caldwell. The Board views management succession planning as essential to ensuring the continued success of the Company and achieving its strategic goals.

The Board of Directors plays an active role, as a whole and also at the committee level, in oversight of the risks facing the Company and ensuring that management has the skills and resources to identify and manage the risks within the organization. While risks are inherent in any business, effective management of those risks can contribute significantly to the ultimate success of an enterprise. As a community banking organization, we face a number of risks, including general and local economic risk, credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, is responsible for the general oversight of risk management. To identify and manage the Company’s risks more effectively, the Risk Management Committee of the Bank’s Board of Directors is provided with a detailed review and analysis of the risks facing the Company on a quarterly basis. This facilitates the Committee’s oversight role by providing the Committee members with information on the Company’s enterprise-wide risk program framework and on the Company’s methods of identifying, monitoring, managing and controlling risks. Other Board committees also contribute significantly to the Board’s oversight role in risk management. In particular, the Audit Committee plays an important role in monitoring and assessing our financial, legal and organizational risks and at least one member of the Committee sits on the Company’s Disclosure Control Committee, which reviews our periodic reports under the Exchange Act prior to filing with the SEC. The Compensation Committee monitors and assesses risks associated with our compensation policies and practices, including the establishment of appropriate incentives that encourage performance without also encouraging excessive risk-taking. The Board’s Corporate Governance/Nominating Committee contributes to risk mitigation by its formulation of the Company’s corporate governance policies, which help to establish a “tone at the top” that values and encourages diligence, honesty and integrity in the conduct of the Company’s business. Committees of the Bank’s Board of Directors, in addition to the Risk Management Committee referred to above, also contribute to the Company’s risk management program. Additionally, the Board and executive management engage in strategic planning at an off-site retreat annually, which provides an opportunity to focus on long-term goals and challenges.

Board and Shareholder Meeting Attendance

The Company’s Board of Directors held four regular meetings and four special meetings during 2024. Each incumbent director attended at least 75% of the aggregate of all Company Board meetings and meetings of Company Board committees on which he or she served during the year. All of the Company’s incumbent directors also attended meetings of the Bank’s Board, which meets more frequently than the Company’s Board, and meetings of its committees on which they serve.

All directors are encouraged and expected to attend the annual shareholders meeting. All of the Company’s incumbent directors attended the 2024 Annual Meeting, except for Mr. Baker who has a prior commitment.

Board Committees

The Board of Directors has established three standing committees to help it in fulfilling its responsibilities: Audit; Compensation; and Corporate Governance/Nominating. Members of the committees are nominated by the Corporate Governance/Nominating Committee and appointed by the Board. Except as otherwise noted below, all members of the three standing committees are considered to be independent under the NASDAQ standards described above. Director Jacques Couture, the Chair of the Corporate Governance/Nominating Committee, is not considered independent under NASDAQ standards due to his sibling relationship with Company’s Corporate Secretary and Treasurer and Bank Executive Vice President and CFO, Louise Bonvechio. Former President and CEO Kathryn Austin serves on the Company’s Compensation Committee and both Ms. Austin and Company President and CEO Christopher Caldwell serve on the Company’s Corporate Governance/Nominating Committee. Under NASDAQ standards, Ms. Austin is not considered to be independent due to her recent previous executive management position with the Company and Mr. Caldwell is not considered to be independent due to his current executive management position with the Company. Additional information about each of the three standing committees is set forth below.

Audit Committee. The Audit Committee, which operates under a written charter, oversees the Company’s accounting and financial reporting process, internal controls and audits. Under the Committee’s charter, all members of the Committee must be independent. The Audit Committee consults with management, the internal auditors and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Committee appoints, evaluates and retains the Company’s independent auditors. It has responsibility for the compensation, termination and oversight of the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Committee has similar authority regarding selection and oversight of the Company’s internal auditor. In addition, the Audit Committee pre-approves all services provided by the independent auditors, including both audit and permitted non-audit services. Those services and fees are described elsewhere in this proxy statement under the caption “PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS—Fees Paid to Independent Auditors.” The Committee is also involved in the review of the Company’s periodic reports filed with the SEC, including participation by one of its members in the meetings of the Company’s Disclosure Control Committee.

The Audit Committee has established so-called “whistleblower procedures” for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. These complaint procedures, as well as the Audit Committee’s charter, are posted on the Company’s website at www.communitybancorpvt.com. These procedures are in addition to the Board’s general policy, described below, regarding shareholder communications with the Board.

Under SEC rules, companies must disclose whether at least one member of the Audit Committee qualifies as a “financial expert.” As defined by the SEC, the concept of financial expert is heavily focused on individuals who have prepared or audited public company financial statements or have had similar management experience or responsibility for others performing those or comparable functions. Given the Company’s rural market area and the limited number individuals in the area with the requisite business or professional experience, the Board in prior years has not deemed it advisable to require that the Audit Committee include a person qualifying as a financial expert under this definition. However, effective January 1, 2022, Director Carol A. Martin was appointed to the Audit Committee and the Board has designated her as the Committee’s financial expert. In making that designation the Board considered Director Martin’s professional training as a Certified Public Accountant, her duties and responsibilities as Vice President Finance US Head of Group Accounting and Reporting for Weidmann Electrical Technology Inc. and previous finance positions with Weidmann, as well as her previous experience as a CPA participating in audits of local banks and her experience serving as a bank internal auditor. In addition to designating Director Martin as the Audit Committee’s financial expert, the Board has considered the business experience, past performance as a Board and/or Audit Committee member and other qualifications of each of the other members of the Committee and has concluded that each of them has demonstrated that he or she is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions. Given the business experience and acumen of each of the members of the Audit Committee, the Board believes that each of such persons, is qualified to carry out all of the duties and responsibilities of a member of the Company’s Audit Committee.

The members of the Audit Committee are Thomas Adams (Chair), Bruce Baker, David Bouffard, Aminta Conant, Carol Martin and James Wheeler. All members of the Audit Committee are considered independent directors under the applicable NASDAQ standard as well as under the standards applicable to FDIC-insured depository institutions and their holding companies with assets of $1 billion or more. During 2024, the Committee met four times. A report of the Audit Committee is set forth elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Compensation Committee. The responsibilities of the Company’s Compensation Committee include reviewing and making recommendations to the Board of Directors concerning the compensation of the Company’s executive officers and directors, establishing performance goals under the Officer Incentive Plan and approving matters relating to other compensation plans. The Committee also performs the functions of a human resources committee for Community National Bank. Under the Committee’s charter at least a majority of the members of the Committee must be independent. A report of the Committee regarding executive compensation is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”

The members of the Compensation Committee are Aminta Conant (Chair), Thomas Adams, Kathryn Austin, Bruce Baker, David Bouffard, Stephen Marsh, Carol Martin and James Wheeler. During 2024, the Committee met two times. The Committee’s charter is available on the Company’s website at www.communitybancorpvt.com.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the Company’s corporate governance environment. As part of its duties, the Committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board and committee performance, makes recommendations as to the structure of Board meetings and flow of information to the Board and reviews Board compensation. The Committee also reviews and makes recommendations to the Board as to the size, structure, composition and functions of the Bank’s advisory council. Under the Committee’s charter at least a majority of the members of the Committee must be independent.

The Committee also acts as a screening and nominating committee for candidates considered for appointment or election to the Board. In this capacity it has established minimum criteria for Board nominees. The Committee believes it would be desirable for a Board candidate to possess the following characteristics:

●	have experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee deems appropriate;
●	be a shareholder of the Company;
●	be willing and able to devote full interest and attendance to the Board and its committees;
●	bring business to the Company and its trust company affiliate, CFSG, including personal, business and investment accounts;
●	help develop business and promote the Company and its subsidiary and affiliate throughout our service area;
●	provide advice and counsel to the Board and senior management;
●	bring a diversity of interests to the Board as evidenced by participation in community, charitable or other similar activities;
●	have the ability to serve at least seven years before reaching the mandatory retirement age; and
●	maintain integrity and confidentiality at all times.

The Nominating/Corporate Governance Committee does not currently have a formal diversity policy. However, the Committee and the Board believe that it is important and desirable for the Board to include members with diverse business experience, backgrounds and viewpoints. In considering candidates for the Board, the Committee reviews their qualifications, strengths and attributes individually and in relation to the Board as a whole, with the aim of complementing and strengthening the overall composition of the Board.

Evaluation of external candidates occurs based on materials submitted by or on behalf of the candidate. If a candidate continues to be of interest after initial consideration by the Committee, additional information about her/him will be obtained through inquiries to various sources and, if warranted, interviews.

The Committee will consider prospective nominees recommended by shareholders. Any shareholder wishing to recommend a person for consideration as a Board nominee should submit to the Committee the same information that would be required under the Company’s bylaws if the shareholder sought to make a nomination from the floor at the Annual Meeting. The required information is described elsewhere in this proxy statement under the caption “SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS—Bylaw Requirements for Shareholder Nominations and Other Proposals.” The Committee uses the same criteria for evaluating candidates recommended by shareholders as it does for those proposed by Board members or management.

The members of the Corporate Governance/Nominating Committee are Jacques Couture (Chair), Kathryn Austin, Christopher Caldwell, David Laforce, Stephen Marsh, Emma Marvin, Jeffrey Moore and Fred Oeschger, until his retirement from the Board at the 2025 Annual Meeting. During 2024, the Committee met four times. The Committee’s charter is available on the Company’s website at www.communitybancorpvt.com.

Committee Assignments for 2025

The following table shows the directors’ current committee assignments, which became effective on January 1, 2025:

	Community Bancorp.			Bank
	Audit	Corporate Governance	Compensation	Risk Management
Thomas E. Adams	Chair	-	✓	-
Kathryn A. Austin	-	✓	✓	✓
Bruce L. Baker	✓	-	✓	-
David M. Bouffard	✓	-	✓	-
Christopher L. Caldwell	-	✓	-	✓
Aminta K. Contant	✓	-	Chair	-
Jacques R. Couture	-	Chair	-	✓
David P. Laforce	-	✓	-	✓
Wayne Lamberton	-	✓	-	✓
Stephen P. Marsh	-	✓	✓	✓
Carol A. Martin	✓	-	✓	-
Emma L. Marvin	-	✓	-	✓
Jeffrey L. Moore	-	✓	-	✓
Fredric Oeschger	-	✓	-	✓
James G. Wheeler Jr.	✓	-	✓	-

Shareholder Communications with the Board

The Board welcomes communications from shareholders on matters relating to the Company’s business operations and corporate governance. Shareholders may communicate with the Board, or its committees or individual directors, by writing to the following address: Board of Directors [or Board Committee or name of individual director]; Community Bancorp.—Shareholder Communications; c/o Assistant Corporate Secretary, Community Bancorp., 4811 US Route 5, Newport, Vermont 05855. The Assistant Corporate Secretary will forward communications to the Board, appropriate committee, or individual director.

Director Stock Ownership Guidelines

In 2021, the Board adopted stock ownership guidelines for the Company’s directors, as part of the Company’s Board Supervision Policy. Under these guidelines, directors are expected to attain ownership of a meaningful number of shares of the Company’s common stock, currently set at 10,000 shares, within a reasonable period of years. Non-employee directors who have not yet attained that level of stock ownership are expected to invest annually an amount equal to 25 percent of their total Board compensation in the purchase of additional shares. Directors who are employees of the Bank (currently only President and CEO Christopher Caldwell) and who do not receive Board compensation are expected to attain the same level of meaningful stock ownership as the non-employee directors within a reasonable period of years but are not required to invest a specified amount of funds annually. The target number of shares may be adjusted by the Board from time to time for changes to Board compensation, stock splits, or other similar events.

Code of Conduct and Ethics

The Company maintains a Code of Ethics for Senior Financial Officers and the Principal Executive Officer, which is available on the Company's website at www.communitybancorpvt.com. There were no waivers of any provision of the Code during 2024.

Securities Hedging

The Company has not adopted any policies or practice guidelines expressly prohibiting directors, officers and other employees, or any of their designees, from purchasing derivatives or other financial instruments, or otherwise engaging in financial transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock held directly or indirectly by such individual. However, as discussed below, the Company has adopted an insider trading policy which provides that insiders (directors, officers and employees in possession of material non-public information about the Company) should avoid speculative transactions in the Company’s common stock, such as short sales (the sale of borrowed shares on the expectation of a decline in the market price). As of the date of this proxy statement, after due inquiry, management of the Company is not aware of any hedging activities by Company insiders involving the Company’s common stock.

Insider Trading Policy

The Board has adopted an Insider Trading Policy to supplement its conflict of interest policy which is designated to prohibit trading in the Company’s securities by covered persons on the basis of material nonpublic information. Persons covered by the policy include the directors, officers and employees of the Company and/or the Bank, as well as certain third parties who may possess material nonpublic information about the Company, such as advisory council members and certain service providers. The “related persons” of covered person, such as family members residing in the insider’s household, family trusts and controlled entities, are also subject to the policy. In addition to the prohibition on trading on material nonpublic information, the policy prohibits “tipping” of such information to others, holding Company securities in a margin account and engaging in certain speculative trading practices, such as short sales of Company securities.

Transactions with Related Persons

Director Bruce Baker is a member of the law firm Clarke Demas & Baker PLLC, which performed various legal services for the Bank, on arm’s length terms, during 2024.

Director Fredric Oeschger is the President and principal shareholder of Fred’s Energy, a plumbing and heating contractor and fuel oil distributor based in Orleans, Vermont, from which the Company and the Bank purchased plumbing and heating services and heating oil, on arm’s length terms, during 2024.

Director James Wheeler, Jr. is a member of the law firm Downs Rachlin Martin PLLC, which performed various legal services for the Company and the Bank, on arm’s length terms, during 2024.

Some of the Company’s directors and executive officers, and some of the corporations and firms with which these individuals are associated, are deposit customers of Community National Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. All such loans were made in the ordinary course of business and do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

AUDIT COMMITTEE REPORT

The Audit Committee consists of six Directors, each of whom meets applicable NASDAQ standards for independence. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process and to report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those statements.

Among other things, the responsibilities of the Audit Committee include selecting an accounting firm to be engaged as the Company’s independent auditors. Additionally, and as appropriate, the Audit Committee reviews and evaluates, discusses and consults with the Company’s management, the Company’s internal auditor and its independent registered public accounting firm, regarding the following matters:

●	the plan and budget for, and the independent auditors’ report on, the audit of the Company’s financial statements;
●	the Company’s financial disclosure documents, including financial statements and reports filed with the SEC or sent to shareholders;
●	changes in the Company’s auditing and accounting practices, principles, controls or methodologies, or in the Company’s financial statements;
●	significant developments in auditing and accounting rules;
●	the adequacy of the Company’s internal auditing controls, and its accounting, financial and auditing personnel; and
●	the establishment and maintenance of an environment within the Company that promotes and encourages quality financial reporting, sound business risk practices and ethical behavior.

The committee evaluates the services provided by BerryDunn and may from time to time solicit bids for multi-year proposals for external audit services from BerryDunn and other external audit firms. BerryDunn has served as the Company’s registered public accounting firm since 2003 and is providing such services for 2025. In accordance with the rules of the SEC and the Public Company Accounting Oversight Board (PCAOB”), BerryDunn’s lead partner and concurring partner on the engagement must rotate off the engagement after five consecutive years and must remain off the engagement for at least five consecutive years.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. The Committee took a number of steps in making this recommendation for the year ended December 31, 2024. First, the Committee discussed with BerryDunn those matters required by the PCAOB and the SEC to be communicated to and discussed with the Committee, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Committee discussed with, and received a letter from, BerryDunn concerning their independence from the Company and its management as required by the PCAOB. This discussion and disclosure informed the Committee of BerryDunn’s independence and assisted the Committee in evaluating such independence. The Committee also considered applicable auditor independence standards under the Sarbanes-Oxley Act and related regulations of the Securities and Exchange Commission. Finally, the Committee reviewed and discussed the Company’s financial statements with the Company’s management.

Based on the discussions with BerryDunn, on the independence discussions, and on the financial statement review, the Audit Committee recommended to the Board that the financial statements be included in the Company’s 2024 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee has established procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee has also established procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. No such complaints or concerns were received in 2024.

Submitted by the Community Bancorp.

Audit Committee,

Thomas E. Adams, Chair

Bruce L. Baker

David M. Bouffard

Aminta K. Conant

Carol A. Martin

James G. Wheeler Jr.

EXECUTIVE OFFICERS

Our executive officers are appointed by the Board of Directors to hold office at the discretion of the Board and may be removed at any time by the Board, with or without cause. Our executive officers’ names, ages and current titles with the Company and the Bank are listed in the following table:

Name and Age	Current Position(s) with the Company and the Bank
Christopher L. Caldwell, 59	President, CEO and Director, Community Bancorp. and Community National Bank

Louise M. Bonvechio, 64	Corporate Secretary and Treasurer, Community Bancorp. and Executive Vice President,
CFO and Cashier, Community National Bank

Executive Officer Qualifications

Additional information about Mr. Caldwell’s background, qualifications and years of service with the Company and the Bank is set forth above under the caption “PROPOSAL 1 – ELECTION OF DIRECTORS – Continuing Director and Nominee Qualifications.” Set forth below is additional information about the background and qualifications of the Company’s other executive officer:

Louise Bonvechio – Louise became an executive officer of the Company in 2008 when she was appointed as its Treasurer. She served as a Senior Vice President of the Bank from 2011 until she was named as an Executive Vice President in 2019. She has served as the Bank’s CFO since 2008. In 2016, she was also appointed as Corporate Secretary of the Company and the Bank. During her 32 years with the Bank, she has held several other positions, including serving as the Bank’s Vice President and Cashier from 2004 to 2008 and as the Bank’s Controller from 2003 to 2008. Louise holds an Associate Degree in Accounting and has received diplomas in banking and finance, including from the New England School of Financial Studies at Babson College. In 2019 she completed the American Bankers Association Stonier Graduate School of Banking and earned a certificate of leadership from the Wharton School of Business.

COMPENSATION COMMITTEE REPORT

The duties of the Company’s Compensation Committee include reviewing and making recommendations to the full Board of the Bank on all compensation and benefits issues relating to the CEO and other executive officers of the Bank. No separate compensation is paid to such individuals for their service as executive officers of the Company.

In its 2024 mid-year review of executive officer compensation, the Compensation Committee recommended the following salary levels to bring all three executives to the peer median salary:  CEO remained unchanged at $420,000, and the CFO increased from $257,250 to $270,000. Additionally, Mr. Caldwell was named President of the Bank in January 2024 and his salary was increased at that time from $246,750 to $300,000 then in July 2024 to $315,000. In January 2025, his salary was increased to $425,000 upon succeeding Ms. Austin as President and CEO. The Committee’s recommendations were approved by the full Board.

In Ms. Austin’s case, the Board’s annual review process also included consideration of her self-evaluation covering certain key elements of her written job description, including strategic planning, establishment and overall implementation of operating policies, and regulatory matters. The Board also undertook its own evaluation of Ms. Austin, reviewing various matters, including leadership, planning and organization abilities, creativity and problem solving, CRA (community reinvestment) and bank regulatory compliance. The Committee’s evaluation resulted in an excellent performance rating for Ms. Austin in 2024.  Ms. Austin does not participate in the Committee’s determinations regarding her own compensation.

In addition to base salary, a total of $182,483 was paid in February 2025, to the three executive officers named in the Summary Compensation Table for 2024 performance under the Bank’s Officer Incentive Plan.

The Committee believes that the recommended salary adjustments made in 2024 are appropriate based in part on competitive factors and that they have designed an executive compensation package that will attract and retain competent senior management and provide appropriate rewards for both individual and Bank-wide performance.

Submitted by the Community Bancorp.

Compensation Committee,

Aminta Conant, Chair

Thomas E. Adams

Kathryn M. Austin

Bruce L. Baker

David M. Bouffard

Aminta K. Conant

Stephen P. Marsh

Carol A. Martin

James G. Wheeler, Jr.

EXECUTIVE COMPENSATION

The executive officers of the Company did not receive any compensation for services rendered to the Company in 2024 or 2023 but did receive compensation for services rendered in their capacities as executive officers of the Bank. Accordingly, references in this proxy statement to the Company’s executive compensation program relate to the Bank’s executive compensation payments, practices and objectives.

Executive Compensation Program Objectives and Risk Management Considerations

The key objectives of the Company’s executive compensation programs are to support and drive business objectives and strategies; to reward competent stewardship of the enterprise; to provide a cost-effective, competitive total compensation package that enables the Company to attract and retain qualified executives for leadership roles; and to motivate and reward these executives for creating value for the Company and its shareholders. The cash incentive bonus program, in particular, is intended to reward exceptional financial performance of the Company, while at the same time ensuring consequences for below-average performance. In making compensation decisions about the executive officers, the Compensation Committee and the Board have traditionally placed emphasis on the overall performance of the Company rather than on individual performance targets, in order to foster an attitude of team spirit and shared goals among our executives.

In establishing the overall compensation program for employees, including the executive officers, the Compensation Committee and the Board are mindful of the potential implications for enterprise risk management. The Committee and Board believe that the Company’s compensation practices, which for executives are heavily weighted to fixed salary, do not create any material adverse risks to the Company. In addition, the short-term incentive program is focused largely on Bank-wide performance, which encourages overall achievement of annual goals rather than individual or business line performance and includes a recoupment provision which discourages inappropriate risk-taking that might lead to improper financial reporting.

The following table summarizes annual compensation earned in 2024 and 2023 for services rendered in all capacities to the Company and the Bank by the CEO and the Company’s two other most highly compensated executive officers.

Summary Compensation Table

			Non-Equity
			Incentive Plan	All Other
Name and Principal Position	Year	Salary (1)	Compensation (2)	Compensation (3)	Total

Kathryn M. Austin	2024	$420,000	$76,262	$100,868	$597,130
Chief Executive Officer, President	2023	$410,000	$130,074	$62,114	$602,118
and Director, Community Bancorp.
and Chief Executive Officer and Director,
Community National Bank

Louise M. Bonvechio	2024	$263,625	$49,025	$72,982	$385,632
Corporate Secretary and Treasurer,	2023	$251,125	$79,670	$64,058	$394,853
Community Bancorp., Executive Vice
President, Chief Financial Officer and
Cashier, Community National Bank

Christopher L Caldwell	2024	$307,500	$57,196	$55,440	$420,136
Vice President and Director, Community	2023	$240,875	$76,418	$55,812	$373,105
Bancorp., President and Director, Community
Community National Bank

(1)	Amounts shown include voluntary salary deferrals under the Company’s Retirement Savings (401(k)) Plan and reflect base salary adjustments effective as of July 1 in 2024 and 2023.
(2)	Represents cash bonuses earned under the Officer Incentive Plan with respect to the 2024 and 2023 annual performance periods, respectively, and paid in February of the following year.
(3)	Amounts shown include discretionary profit-sharing contributions under the Retirement Savings Plan as follows: For 2024: Ms. Austin, $44,875, Ms. Bonvechio, $44,875 and Mr. Caldwell, $37,375; and 2023: Ms. Austin, $35,250, Ms. Bonvechio, $35,250 and Mr. Caldwell, $34,956. Also includes (i) matching employer 401(k) contributions under the Plan as follows: For 2024: Ms. Austin, $7,625, Ms. Bonvechio, $7,625 and Mr. Caldwell, $7,625; and 2023: Ms. Austin, $7,625, Ms. Bonvechio, $7,625 and Mr. Caldwell, $7,625; (ii) the taxable portion of employer-provided term life insurance benefits in excess of $50,000; (iii) taxable fringe benefit for personal use of a bank-owned automobile; and (iv) for 2024, Ms. Austin’s retirement gift (2021 Volvo XC60 T5).

Officer Incentive Plan

The Bank maintains an Officer Incentive Plan for designated executive officers and for other officers and exempt employees, including employees whose compensation is commission-based. Each executive officer, non-executive officer and qualifying exempt employee having at least one year of service is eligible to participate in the plan. There are two separate incentive payment components under the plan, one for designated executive officers and another for all other officers and participating exempt employees.

Executive Officers. Under the executive officers portion of the plan, designated executive officers are eligible to earn a cash bonus equal to a percentage of salary based on attainment of annual weighted performance criteria approved by the Board upon recommendation of the Compensation Committee. Cash bonus awards for the 2024 performance period were based on a combination of (1) the Bank’s September 30 rating issued by IDC Financial Publishing, Inc. (“IDC”), an industry-wide recognized ranking service, (2) return on average assets, (3) the ratio of non-performing loans as percentage of average loans, (4) the ratio of overhead expense as a percentage of average assets, and (5) a subjective individual performance evaluation by the Board of Directors of the Company. The plan includes “threshold, target and stretch” benchmarks for each performance measure, and those measures are assigned percentage weights in the overall bonus calculation.

The actual amount of bonus earned is determined by applying a “multiplier” to the target award. The multiplier is determined by the extent to which the various performance goals were achieved during the annual performance period. The following table summarizes the 2024 performance measures and actual results used in calculating executive officer bonuses with respect to 2024 performance:

Criteria/Weight	Threshold	Target	Stretch	Actual	Earned	Multiplier

Return on Average Assets	≥ to 1.25%	≥ 1.32%	≥ 1.40%	1.21%	.00%	0.00%
Percentage Reward-30%	40.00%	100.00%	150.00%

I.D.C Rating	Superior (200-249)	Superior (250-299)	Superior (300+)	Superior (248)	97.60%	24.40%

Percentage Reward-25%	40.00%	100.00%	150.00%	248

Board Subjective Evaluation/20%	3.00	4.00	5.00	4.50	125.00%	25.00%
Percentage Reward-20%	40.00%	100.00%	150.00%

Overhead Expense as a % of
Average Assets	2.30%	2.22%	2.14%	2.18%	125.00%	18.75%
Percentage Reward-15%	40.00%	100.00%	150.00%

Non-Performing Loans as a % of
Average Loans	1.00%	.75%	0.50%	.98%	44.80%	4.48%
Percentage Reward-10%	40.00%	100.00%	150.00%

Totals = 100.00%						72.63%

The IDC rating, which constitutes one of the performance criteria, takes into account the Bank’s financial performance and risk profile in areas of asset quality, capital, margins, earnings and liquidity. For the twelve months ended September 30, 2024, the Bank earned the IDC rating of “Superior.” Use of a September 30 rating rather than a year-end rating permits the Company to calculate and pay out the executive officer bonuses consistent with the short-term deferral exception under Internal Revenue Code Section 409A, which governs taxation of deferred compensation. Under the short-term deferral exception, bonuses must be paid out no later than 2-1/2 months following the end of the calendar year in which the related services were rendered.

For the 2024 performance period, the fixed percentage of salary defining the target award for each of the three participating executive officers was 25% and the multiplier applied to that salary percentage, based on achievement of 2024 performance targets, was 72.63%, resulting in a bonus of 18.158% of base salary for Ms. Austin, Ms. Bonvechio and Mr. Caldwell. The following table shows the bonuses paid under the plan to Ms. Austin, Ms. Bonvechio and Mr. Caldwell for services rendered in 2024.

Name	Target Award (1)	Multiplier	Bonus (2)

Kathryn M. Austin	$105,000	72.63%	$76,262
Louise M. Bonvechio	$67,500	72.63%	$49,025
Christopher L. Caldwell	$78,750	72.63%	$57,196
Total			$182,482

(1)	25% of base salary at the rate in effect on December 31, 2024.
(2)	Earned for 2024 services and paid in February 2025.

For the 2023 performance period, the target award for Ms. Austin and Ms. Bonvechio was 25% of annual base salary and the applicable multiplier, based on actual attainment of the applicable weighted performance criteria, was 123.88%, resulting in bonus awards of 31.375% of base salary at the rate in effect on December 31, 2023, in the following amounts: Ms. Austin, $130,074, Ms. Bonvechio, $79,670 and Mr. Caldwell, $76,418. Incentive bonuses paid to Ms. Austin, Ms. Bonvechio and Mr. Caldwell for services rendered in the applicable years are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The Compensation Committee periodically reviews the allocation percentages, performance tiers, performance criteria and weightings, and may recommend changes for approval by the Bank’s Board of Directors. The Company’s Board of Directors, in its discretion and in consultation with the Compensation Committee, designates participating executive officers and establishes annually minimum performance targets as well as performance criteria used to determine the incentive bonus pool.

The Plan includes a recoupment provision, which provides that if the Company restates its financial statements, any current or former executive officer who received bonus compensation under the Plan may be required to reimburse the Company with respect to any bonus compensation paid within the preceding three years. Any such reimbursement shall not exceed the amount by which the bonus compensation paid to the executive officer exceeds the amount of bonus compensation (if any) that would have been paid if it had been based upon the financial statements as restated.

Other Officers and Exempt Employees. The Company creates a separate incentive bonus pool under the plan for officers (other than executive officers) and qualifying exempt employees using performance criteria similar to those for executive officers. The target amount of the bonus pool is based on a percentage of the Bank’s net income (1.09% in 2024 and 1.86% for 2023), with a multiplier applied to the target amount, based on the extent to which the specified performance measures were actually achieved during the annual performance period. The resulting bonus pool is generally allocated among participants based on job title and responsibilities. Several officers (but not the executive officers) are eligible to receive individual incentive awards based upon the attainment of specific performance goals. These individual incentives are accounted for in the allotment of shares in the incentive pools and are paid in addition to incentive payouts described above.

Distributions from this pool are ordinarily paid in February for services rendered during the preceding fiscal year.

Retirement Savings Plan

Employees who are age 21 or over and who have completed at least one year of service (as defined in the plan) are eligible to participate in the Community Bancorp. and Designated Subsidiaries’ Retirement Savings Plan. The plan contains features of a so-called 401(k) plan which permit participants to make voluntary compensation deferrals on a tax-deferred and/or after-tax (ROTH) basis. The 401(k) plan maximum per participant contribution limit for 2024 was $23,000 ($30,500 for participants age 50 and older) and for 2025 is $23,500 ($31,000 for participants age 50 and older). During 2024, the Company matched 50 cents for each dollar of compensation deferred, up to 5% of compensation. This same matching contribution percentage is in effect for 2025. The plan also provides for discretionary profit-sharing contributions by the Company. During 2024, Ms. Austin, Ms. Bonvechio and Mr. Caldwell made voluntary salary deferrals and received matching employer contributions under the plan.

Participants are at all times fully vested in their own compensation deferrals and in any rollover contributions from other plans. Vesting in any matching employer contribution begins after one year of service, with full vesting after six years of service. Vesting in any discretionary profit-sharing employer contribution begins in the first year of service, with full vesting after six years of service. Participants may direct the investment of their plan account among several funds maintained by the plan trustee, including a Community Bancorp. stock fund. Distributions of accounts are generally deferred until the participant’s death, disability or retirement, except in cases of financial hardship (as defined in the plan). Benefits are subject to income tax upon distribution and certain early withdrawals may be subject to an additional 10% penalty tax. Distribution of plan benefits may be in the form of an annuity, a lump sum in cash, or in certain circumstances, common stock of the Company.

In addition to 401(k) compensation deferrals and matching employer contributions, the plan permits the Company to make a discretionary profit-sharing contribution in any year for the account of all participants, including the three executive officers named in the Summary Compensation Table. The amount of the contribution for any year is determined annually based on a calculation of the maximum allowable deductible contribution that the Company is permitted to make on behalf of the executives, but subject to the annual contribution limitations of the Internal Revenue Code. The profit-sharing contributions made for 2024 and 2023 to the account of Ms. Austin, Ms. Bonvechio, and Mr. Caldwell are included in the “All Other Compensation” column of the Summary Compensations Table.

Perquisites and Other Personal Benefits

The Company does not generally provide its executive officers with perquisites or other personal benefits such as club memberships, financial planning assistance, tax preparation, living allowances, commuting expenses, or similar benefits not described in this proxy statement. However, the Company provides a Company-owned vehicle to Ms. Bonvechio and Mr. Caldwell and, prior to her retirement at the end of 2024, Ms. Austin; The Company also pays related gas and maintenance charges for those vehicles. In addition, the Company pays the expenses of the executive officers and their spouses for attendance at certain banking-related functions, such as bankers’ association conventions.

Health and Welfare Benefits

The Company offers the same health and welfare benefits to all salaried and non-salaried employees, although benefits may vary depending on whether the employee is employed full-time or part-time. These benefits include health insurance, life insurance, short-term disability insurance, long-term disability insurance, an employee assistance program, wellness reimbursement, education benefits and Combined Time Off.

Change in Control Agreements

The Company has entered into change in control agreements with Ms. Austin, Ms. Bonvechio and Mr. Caldwell. As described below, the agreements may require the Company (or a successor company) to make payments to the covered executive officers in the event of the termination of their employment in specified circumstances, either in anticipation of or following a change in control of the Company. Ms. Austin retired as President and CEO of the Company on December 31, 2024, and accordingly, her change in control agreement is no longer in effect.

The change in control agreements provide that the executive officer will be entitled to a specified severance payment if the executive’s employment is terminated by the Company (or its successor) without “cause” (as defined in the agreement), or the executive terminates his or her employment with the Company for “good reason” (as defined in the agreement), during the three-year period following a “change in control” (as defined in the agreement).  The executive is also entitled to receive the specified severance benefit if his or her employment is terminated by the Company without cause or by the executive with good reason after public announcement of a proposed change in control and within 120 days prior to occurrence of the change in control.  The severance benefit is equal to two times the executive’s highest total annual cash compensation (salary plus cash bonus, if any) in any of the three years immediately preceding the termination and is payable in a lump sum, subject to execution by the executive of a release of claims. The severance benefit is the only benefit payable under the change in control agreements and is in addition to any other compensation and benefits to which the executive is otherwise entitled, including accrued and unpaid salary and vested benefits under any employee compensation plan.

For purposes of the agreements, “cause” means (i) personal dishonesty; (ii) willful misconduct; (ii) habitual incompetence or negligence; (iv) breach of fiduciary duty involving personal profit; (v) habitual failure to perform the executive’s stated duties; (vi) willful violation of law; (vii) conviction of, or plea of nolo contendere to a felony; or (viii) issuance of a prohibition order by a federal banking agency. “Good reason” means (i) a reduction in the executive’s total annual cash compensation in an amount equal to 15% or more of the executive’s highest total annual cash compensation in any of the preceding three (3) calendar years, unless the reduction is part of a general, non-discriminatory reduction in base salary and/or bonus applicable to all similarly situated officers; (ii) a material reduction in the executive’s authority, duties or responsibilities; (iii) a relocation of the executive’s principal place of employment by more than 75 miles from the Bank’s main office; or (iv) failure by the Bank or the Company to obtain a written assumption of the agreement from any successor entity.

A “change in control” is defined in the agreements to include (i) a merger, consolidation or plan of share exchange which results in the shareholders of the Company owning less than a majority of the surviving company; (ii) the acquisition by any person or group of more than 50% of the Company’s voting stock; (iii) a sale of substantially all the assets of the Company or the Bank; or (iv) a turnover during any twelve month period of a majority of the members of the Board not endorsed by a majority of the directors in office before such election appointment.

The agreements have an initial three-year term, with automatic three-year renewals on each third anniversary unless notice of termination is provided by either party at least 30 days prior to a renewal date.  If a change in control occurs during the term, the agreements will renew automatically for a period of three years following the change in control.

The change in control agreements provide that if the excise tax on excess parachute payments under Internal Revenue Code Sections 280G and 4999 would be imposed, the executive’s severance benefit under the agreement will be reduced to a level at which the excise tax will not apply.

In the event of a payment under the agreements, the executives will be subject to certain post-termination confidentiality and non-disparagement covenants.

The following table shows the lump sum cash payments that would be payable under the change in control agreements to Mr. Caldwell and Ms. Bonvechio, assuming the executive had experienced a qualifying termination of employment at the end of 2024.

Potential Payments Under Change in Control Agreements

Executive Officer	Change in Control Payment (1)

Louise M. Bonvechio	$661,590
Christopher L. Caldwell	$729,392

(1)	The amounts shown in the table are for illustrative purposes only, and are equal to two times the named executive officer’s highest total annual cash compensation (salary plus cash bonus) paid in any of the last three completed fiscal years. Payment is triggered only upon a discharge without cause or a termination by the executive for good reason in connection with a Change in Control.

ADDITIONAL PAY VERSUS PERFORMANCE INFORMATION

The following table provides certain information on “Pay versus Performance” for the Principal Executive Officer (PEO) and the Non-PEO Named Executive Officers (NEO) for the years presented:

					Value of
					Initial Fixed
					$100
					Investment
	Summary		Average Summary	Average Compensation	Based on
	Compensation	Compensation	Compensation Table	Actually Paid to	Total
	Table Total	Actually Paid	Total for Non-PEO	Non-PEO	Shareholder	Net Income
Year	For PEO (1)(2)	To PEO (1)(2)	NEOs (1)(2)	NEOs (1)(2)	Return (3)	(in thousands)
2024	$597,130	$597,130	$402,884	$402,884	$99	$14,008
2023	$602,118	$602,118	$383,979	$383,979	$97	$13,432
2022	$558,914	$558,914	$359,678	$359,678	$100	$13,739

(1)	Throughout 2024, 2023 and 2022, Kathryn Austin served as the Company’s PEO and the Company’s remaining NEOs consisted of Louise Bonvechio and Christopher Caldwell.
(2)	In accordance with the SEC’s calculation requirements, because the Company does not pay equity compensation, there is no difference between compensation amounts reported in columns (b) and (c), or columns (d) and (e).
(3)	Stock price information used in the calculation of the Total Shareholder Return (TSR) is obtained from the OTCIQ website for the Company’s Ticker Symbol, CMTV. The calculation of the TSR includes reinvested dividends.

In setting compensation for the PEO and the other two NEO’s, the Compensation Committee considers a variety of quantitative and qualitative factors and does not directly tie its decision making to changes in TSR or net income.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that the Company provide our shareholders with the opportunity to vote periodically, on a non-binding, advisory basis, on whether to approve the compensation paid to our executive officers listed in the Summary Compensation Table (our “Named Executive Officers”). This vote is sometimes referred to as a “say on pay” vote. At the 2019 Annual Meeting, the Company’s shareholders approved a resolution establishing a frequency of three years for future say on pay votes. Accordingly, we sought and received an advisory vote approving our executive compensation program at the 2022 Annual Meeting, and we are again requesting at this year’s Annual Meeting that the shareholders approve the compensation paid to our named executive officers.

The compensation program for the Company’s Named Executive Officers is described elsewhere in this proxy statement under the captions “COMPENSATION COMMITTEE REPORT” and “EXECUTIVE COMPENSATION” in accordance with the compensation disclosure requirements of the SEC. Our executive compensation arrangements are developed and approved by the Compensation Committee of the Board, a majority of the members of which are non-employee directors and are considered independent under NASDAQ standards. The primary goal of our executive compensation program is to align the interests of the Company’s executives with those of the shareholders in order to achieve long-term growth in shareholder value. It is also designed to enable us to attract, hire and retain talented, high-performing and experienced executives. The Compensation Committee and Board periodically review our executive compensation arrangements to ensure that they continue to meet those objectives.

This advisory say on pay vote gives our shareholders the opportunity to express their views on the compensation paid to our Named Executive Officers. The Board believes that our current compensation program appropriately compensates our Named Executive Officers for their significant contributions to the success of the Company and does so in a manner that does not encourage or reward inappropriate risk-taking. Accordingly, the Board asks that you approve the following resolution:

Resolved, that the compensation paid to the Named Executive Officers of Community Bancorp. as disclosed pursuant to the compensation disclosure rules of the SEC, including the disclosures under the captions “EXECUTIVE COMPENSATION” and “COMPENSATION COMMITTEE REPORT” in the 2025 Annual Meeting proxy statement of Community Bancorp., is hereby approved.

Vote Required

Approval of the nonbinding vote on the compensation of the Named Executive Officers will require that more votes be cast “FOR” than “AGAINST” the proposal.

Although your vote is advisory and will not be binding on the Board of Directors or the Compensation Committee, the Board and Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3 - ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that our shareholders be given the opportunity at least every six years to vote on a non-binding, advisory basis, to express their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers (a “say on frequency” vote). In voting on Proposal 3, shareholders may indicate whether they would prefer that we conduct future “say-on-pay” advisory votes every one, two, or three years. In 2013 and again in 2019, our shareholders approved a frequency of once every three years.

As it did with previous say on frequency votes, our Board of Directors has again determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for us, and therefore our Board recommends that you vote for a three-year frequency on Proposal 3.  In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency would provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that may have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

This shareholder vote on the frequency of future advisory votes on executive compensation (“say-on frequency” vote) is advisory and not binding on the Board or the Company. Whether or not the shareholders follow the Board’s recommendation to approve a three year frequency, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as the adoption of material changes to our executive compensation programs.

In accordance with SEC rules, we will periodically seek another advisory “say-on frequency” shareholder vote at least once every six years.

As required under the Exchange Act, we are asking shareholders to vote on the preferred frequency of future advisory votes on executive compensation by selecting the option of one year, two years, or three years in response to the following proposal at the Annual Meeting:

Resolved, that an advisory vote of the shareholders on approval of the compensation of the Named Executive Officers of Community Bancorp. should be held every year, every two years or every three years, as determined by a plurality of the votes cast.

Vote Required

A plurality of the shares present or represented and entitled to vote either in person or by proxy is required to determine the outcome of the non-binding vote on the frequency of future non-binding “say-on-pay” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON PROPOSAL 3 TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ONCE EVERY THREE YEARS.

Although your vote is advisory and will not be binding on Board of Directors or the Compensation Committee, the Board and Committee will take into account the outcome of the vote when considering when to hold future say on pay votes.

PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed BerryDunn as the Company’s independent registered public accounting firm to audit Community Bancorp.’s consolidated financial statements for the year ending December 31, 2025. BerryDunn served as the Company’s independent auditors for 2024 and 2023 and provided certain tax and other audit-related services in both years. See “Fees Paid to Independent Auditors” below. Representatives of BerryDunn are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, to make a statement.

Although neither Vermont law nor the Company’s bylaws requires the submission of the selection of the Company’s independent auditors to the shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to vote on whether to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board has made any determination as to what action, if any, would be taken if the shareholders do not ratify the appointment of BerryDunn as the Company’s independent registered public accounting firm for 2025. If the shareholders fail to ratify this appointment, the Audit Committee may reconsider whether to retain BerryDunn and may retain that firm or another firm without resubmitting the matter to the shareholders.

Pre-Approval Required for Services of Independent Auditors

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the Company’s independent auditors, in order to ensure that the provision of such services does not impair the auditors’ independence. Under applicable law, certain services may not be performed by the auditors under any circumstances. Consistent with these legal requirements, the Audit Committee’s charter provides that all permitted services must be approved by the Audit Committee in advance. However, the Audit Committee may delegate this authority to a member of the Committee, who is required to inform the entire Committee of any approval taken pursuant to that delegated authority. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. Each of the services performed by BerryDunn described under the captions below was pre-approved by the Audit Committee.

Fees Paid to Independent Auditors

The following table summarizes the fees billed for professional services rendered by BerryDunn for each of the last two calendar years:

	December 31,	December 31,
Fees	2024	2023

Audit Fees	$252,050	$214,609
Audit-Related Fees	0	930
Tax Fees	23,735	28,280
All Other Fees	0	0
Total	$275,785	$243,819

Audit Fees. The aggregate audit fees billed for professional services rendered by BerryDunn related to the audit of the Company’s annual financial statements included in each of the Company’s Forms 10-K, review of financial statements included in each of the Company’s Forms 10-Q and audit of the Company’s Retirement Savings Plan, for the years ended December 31, 2024 and 2023.

Audit-Related Fees. The aggregate fees billed for assurance and related services rendered by BerryDunn related to the performance of the audit or review of the Company’s financial statements in the years ended December 31, 2024, and 2023. These services related to the application of accounting pronouncements.

Tax Fees. The aggregate tax fees billed for professional services rendered by BerryDunn related to tax compliance, tax advice and tax planning in the years ended December 31, 2024, and 2023. These services included preparation of federal tax returns, review of estimated tax payments, review of compliance with information reporting requirements, tax planning and implementation of tax law changes.

All Other Fees. There were no other fees billed for services provided by BerryDunn, other than the services reported in the paragraphs above, in the years ended December 31, 2024, and 2023.

Vote Required

Ratification of the selection of BerryDunn as the Company’s independent auditors for 2025 will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the year ended December 31, 2024, containing the consolidated financial statements and the report of BerryDunn thereon, accompanies this proxy statement.

SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS

Bylaw Requirements for Shareholder Nominations and Other Proposals

A shareholder may make a nomination for director or present other matters for action from the floor at the Annual Meeting, under procedures specified in Section 2.13 of the Company’s bylaws, which requires that a shareholder provide timely advance written notice and specified information to the Company. In order for a shareholder to make a nomination or propose other business from the floor at the 2026 Annual Meeting, which is expected to be held on May 19, 2026, the shareholder must provide to the Company advance written notice of the proposed nomination or other business, containing all of the information specified in Section 2.13 of the bylaws, no earlier than November 20, 2025 and no later than January 19, 2026.

The required notice and information should be sent within the specified deadlines to the attention of the Corporate Secretary, Community Bancorp., 4811 US Route 5 Newport, Vermont 05855. The notice must include the following information about the shareholder and any associated persons, and, as applicable in the circumstances, the following information regarding any director nominee or other proposal:

Information Regarding the Proponent and Any Associated Person*

●	Name and address;
●	Class, series and number of shares of the Company’s capital stock held of record or beneficially owned;
●	Any derivative positions held of record or beneficially owned and information regarding any hedging transactions involving the Company’s capital stock;
●	Any material interest in the proposed business or nomination; and
●	A representation that the shareholder intends to be present at the meeting in person or by proxy to make the nomination or proposal.

Information Required for Director Nominations

●	Name and address of the nominee;
●	Description of all arrangements or understandings between the nominee and any other person (including the shareholder or any associated person of the shareholder) regarding the nomination;
●	All other information about the nominee that would be required to be included in the proxy materials filed under applicable rules of the SEC if the nominee had been nominated by the Board of Directors; and
●	A written consent of the nominee to serve as a director if properly nominated and elected.

Information Required for Other Business

●	A brief description of the proposal;
●	The reasons for making the proposal; and
●	Any direct or indirect interest of the shareholder or any associated person of the shareholder in making the proposal.

*	An associated person of a shareholder is any person directly or indirectly controlling or acting in concert with the shareholder, any beneficial owner of shares for which the shareholder is the record holder and any person controlling, controlled by or under common control with, the associated person.

The above description is merely a summary and is qualified in its entirety by reference to the full text of Section 2.13 of the bylaws. The Company’s Amended and Restated Bylaws are contained in Exhibit 99.1 to the Company’s current report on Form 8-K, filed with the SEC on July 21, 2020, and are available on the SEC’s website at https://www.sec.gov/edgar.shtml. A shareholder may also request a copy of the bylaws by contacting the Corporate Secretary or Assistant Corporate Secretary at the address or telephone number shown below under “VOTING QUESTIONS OR OTHER SHAREHOLDER ASSISTANCE.”

The above process, which is governed by the Company’s bylaws, is in addition to, and separate from (i) the process described elsewhere in this proxy statement under the caption “CORPORATE GOVERNANCE—Board Committees–Corporate Governance/Nominating Committee” for submitting names of possible director nominees for consideration by the Corporate Governance/Nominating Committee; and (ii) the process described below under “Inclusion of Shareholder Proposals in Company Proxy Materials,” which is governed by SEC Rules and which has an earlier notification deadline.

Use of Discretionary Authority in Connection with Shareholder Nominations and Proposals

Under the rules and regulations of the SEC, the Company will be permitted to use its discretionary authority conferred in the proxy card for the Annual Meeting to vote on a shareholder proposal or director nominee even if the proposal or nominee has not been discussed in the Company’s proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal or nominee for vote at the meeting. If timely notice has been given, the proxies would only be voted on the matter pursuant to the grant of discretionary authority in the proxy card if the Company has described the proposal in the proxy statement and indicated how the persons named as proxies intend to vote on the matter. As required under the bylaws, in order to be considered timely for the 2026 Annual Meeting, the shareholder-proponent must furnish written notice to the Company of the proposal or nominee no earlier than November 20, 2025 and no later than January 19, 2026, the same advance notice period as described above for notice of proposals to be made from the floor at the Annual Meeting.

Inclusion of Shareholder Proposals in Company Proxy Materials

There is a separate process from that described above, with an earlier notification deadline, if a shareholder seeks to have his or her proposals included in the Company’s proxy materials for the 2026 Annual Meeting. That process is governed by SEC rules, and not exclusively by the Company’s bylaws. In order to be considered for inclusion in the Company’s proxy material for the 2026 Annual Meeting, shareholder proposals must be submitted in writing to the Secretary of the Company not later than December 10, 2025, and must comply in all respects with applicable rules and regulations of the SEC relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company, subject to such rules and regulations. Proponents must also timely provide the information required under the bylaws, as described above.

Questions about any of the procedures for shareholder nominations or proposals should be directed to the Assistant Corporate Secretary, Community Bancorp., 4811 US Route 5 Newport, Vermont 05855.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no business that may come before the 2025 Annual Meeting other than the four proposals described in this proxy statement. If any other matters should properly come before the meeting, it is expected that proxies will be voted on such matters in accordance with the recommendations of management.

VOTING QUESTIONS OR OTHER SHAREHOLDER ASSISTANCE

If you have any questions or require assistance with the voting process, contact either Assistant Corporate Secretary, Jennifer Desroches or the Company’s stock transfer agent, Computershare. If you have questions regarding the titling of your share account(s), Computershare. The contact information is:

Jennifer Desroches, Assistant Corporate	Computershare Investor Services LLC
Secretary, Community Bancorp.	150 Royall Street
4811 US Route 5	Canton, MA 02021
Newport, VT 05855	(800) 368-5948
(802) 334-7915	www.computershare.com
jdesroches@communitynationalbank.com

03 - Stephen P. Marsh 1. Election of Five Directors to a Term that Expires at the 2028 Annual Meeting: For Withhold 01 - David P. Laforce 02 - Wayne A. Lamberton 04 - Carol A. Martin 05 - Jeffrey L. Moore 1 P C F For Withhold For Withhold Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4 and FOR a 3 year frequency on Proposal 3. A 0442DE 2. Advisory vote to approve executive compensation. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B 2025 Community Bancorp. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ 3. Advisory vote on frequency of future advisory votes on executive compensation. 3 Years 2 Years 1 Year Abstain For Against Abstain 4. Ratification of the selection of the independent registered public account firm of Berry, Dunn, McNeil & Parker, LLC as the Company’s external auditor for the fiscal year ending December 31, 2025. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. You will need the control number in the shaded bar below to vote your shares. Votes submitted electronically must be received by 11:59pm, ET, on May 19, 2025 Online Go to www . envisionreports . com/CMTV or scan the QR code — login details are located in the shaded bar below . Phone Call toll free 1 - 800 - 652 - VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CMTV

Small steps make an impact. Help the environment by consenting to receive electronic delivery of future shareholder materials, sign up at www.envisionreports.com/CMTV Community Bancorp. 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — Tuesday, May 20, 2025 Kimico Perry and Jennifer Daigle, or either of them, each with the power of substitution, are hereby authorized to represent and vote all of the shares of Community Bancorp . common stock held of record by the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Community Bancorp . to be held at The East Side Restaurant, 47 Landing Street, Newport, Vermont 05855 on Tuesday, May 20 , 2025 , and at any postponement or adjournment thereof . The social hour will start promptly at 2 : 00 pm Eastern Time and the annual meeting will start promptly at 3 : 00 pm Eastern Time . Shares represented by this proxy will be voted as directed by the shareholder . If this proxy is executed and returned but no voting directions are indicated, the proxy holders will vote the shares represented by this proxy FOR the election of all director nominees, FOR proposals 2 and 4 and FOR a 3 year frequency on Proposal 3 . In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting . (Items to be voted appear on reverse side) Non - Voting Items C ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ Meeting Attendance Mark here if you plan to attend the meeting. Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the 2025 Annual Meeting of Shareholders: The material is available at: www.envisionreports.com/CMTV 2025 Annual Meeting of Community Bancorp. Shareholder Invitation May 20, 2025 2:00pm ET Social Hour 3:00pm ET Annual Meeting of Shareholders The East Side Restaurant 47 Landing Street Newport, Vermont 05855 If you plan to attend the meeting, RSVP when you vote your shares online or by phone. If you vote by mail, you can use the Meeting Attendance checkbox at the bottom of this proxy card.